Exhibit 10.5

EXECUTION VERSION

REDEMPTION AND VOTING AGREEMENT

This REDEMPTION AND VOTING AGREEMENT (this “Redemption and Voting Agreement”) entered into on this 8th day of April, 2021, by and between TWC Tech Holdings II Corp., a Delaware corporation (the “Issuer”) and the undersigned (“Holder” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the Issuer, Cellebrite DI Ltd., a company organized under the laws of the State of Israel corporation (“Company”) and the other parties named therein will, immediately following the execution of this Redemption and Voting Agreement, enter into that certain Agreement and Business Combination Agreement and Plan of Merger, dated as of April 8, 2021 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which, inter alia, a direct, wholly owned subsidiary of the Company will be merged with the Issuer, with the Issuer surviving as a wholly owned subsidiary of the Company, (the “Merger”), on the terms and subject to the conditions set forth therein (the Merger, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, as of the date hereof, Holder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and has the sole power to dispose of (or sole power to cause the disposition of) the number of shares of Class A common stock, par value $0.0001 per share of the Issuer set forth on Holder’s signature page hereto (the “Covered Shares”);

WHEREAS, as of the date hereof, Holder is executing and delivering a Share Purchase Agreement to purchase, from certain Company Shareholders, a number of Company Ordinary Shares equal to the number of Covered Shares; and

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

For ease of administration, this single Redemption and Voting Agreement is being executed so as to enable each Holder identified on the signature page to enter into a Redemption and Voting Agreement, severally, but not jointly. The parties agree that (i) the Redemption and Voting Agreement shall be treated as if it were a separate agreement with respect to each Holder listed on the signature page, as if each Holder entity had executed a separate Redemption and Voting Agreement naming only itself as Holder, and (ii) no Holder listed on the signature page shall have any liability under the Redemption and Voting Agreement for the obligations of any other Holder so listed.

ARTICLE I
Redemption; Voting Agreement.

1.1 Redemption. Holder hereby unconditionally and irrevocably agrees that Holder shall, and shall cause its Affiliates to, elect to exercise a SPAC Stockholder Redemption in accordance with the Issuer’s Governing Documents with respect to each of its Covered Shares (a “Redemption Election”). The Holder hereby agrees that, to the maximum extent permissible under the Issuer’s Governing Documents, by the Holder’s execution and delivery of this Redemption and Voting Agreement, the Redemption Election shall be deemed to be automatically made as of the earliest time permissible under the Issuer’s Governing Documents.

1.2 Voting Agreements.

(a) At any meeting of the shareholders of the Issuer, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Issuer is sought, Holder shall (i) appear at each such meeting or otherwise cause all of its Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Covered Shares:

(i) in favor of each SPAC Transaction Proposal;

(ii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the SPAC Transaction Proposals);

(iii) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Issuer (other than the Business Combination Agreement and the transactions contemplated thereby);

(iv) against any change in the business, management or Board of Directors of the Issuer (other than in connection with the SPAC Transaction Proposals); and

(v) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of SPAC under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VII of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Issuer.

(b) Holder hereby agrees that it shall not commit or agree to take any action inconsistent with the obligations set forth in Section 1.2(a).

ARTICLE II
Representations, Warranties and Agreements

2.1 Holder’s Representations, Warranties and Agreements. Holder hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer as follows:

(a) If Holder is not an individual, Holder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Redemption and Voting Agreement. If Holder is an individual, Holder has the authority to enter into, deliver and perform its obligations under this Redemption and Voting Agreement.

(b) If Holder is not an individual, this Redemption and Voting Agreement has been duly authorized, validly executed and delivered by Holder. If Holder is an individual, the signature on this Redemption and Voting Agreement is genuine, and Holder has legal competence and capacity to execute the same. This Redemption and Voting Agreement is enforceable against Holder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance by Holder of this Redemption and Voting Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Holder or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Holder or any of its subsidiaries is a party or by which Holder or any of its subsidiaries is bound or to which any of the property or assets of Holder or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Holder to enter into and timely perform its obligations under this Redemption and Voting Agreement (a “Holder Material Adverse Effect”), (ii) if Holder is not an individual, result in any violation of the provisions of the organizational documents of Holder or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Holder or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Holder Material Adverse Effect.

(d) Holder’s signature page hereto sets forth the number of Covered Shares over which Holder has beneficial ownership as of the date hereof. As of the date hereof, Holder is the lawful owner of the Covered Shares denoted as being owned by Holder on the signature page hereto and has the sole power to vote (or sole power to direct the voting of) such Covered Shares. Holder has good and valid title to the Covered Shares denoted as being owned by Holder on the signature page hereto, free and clear of any and all Liens other than those created or permitted by this Redemption and Voting Agreement and those imposed by applicable Law, including federal and state securities laws.

(e) Holder understands and acknowledges that Issuer is entering into the Business Combination Agreement in reliance upon the execution and delivery of this Redemption and Voting Agreement by Holder.

(f) Holder (i) has not entered into any voting agreement or voting trust with respect to Holder’s Covered Shares inconsistent with Holder’s obligations pursuant to this Redemption and Voting Agreement, (ii) has not granted a proxy, a consent or power of attorney with respect to Holder’s Covered Shares and (iii) has not entered into any agreement or taken any action that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its obligations under this Redemption and Voting Agreement.

(g) There is no Action pending against Holder or, to the knowledge of Holder, threatened against Holder that challenges the beneficial or record ownership of Holder’s Covered Shares, the validity of this Redemption and Voting Agreement or the performance by Holder of its obligations under this Redemption and Voting Agreement.

2.2 Issuer’s Representations, Warranties and Agreements. The Issuer hereby represents and warrants to Holder and acknowledges and agrees with Holder as follows:

(a) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Delaware General Corporation Law (“DGCL”), with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Redemption and Voting Agreement.

(b) This Redemption and Voting Agreement has been duly authorized, executed and delivered by the Issuer and is enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c) The execution, delivery and performance of this Redemption and Voting Agreement (including compliance by the Issuer with all of the provisions hereof)and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound or to which any of the property or assets of the Issuer is subject, which would reasonably be expected to have a material adverse effect on the legal authority of the Issuer to enter into and perform its obligations under this Redemption and Voting Agreement (a “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

ARTICLE III
Additional Covenants

3.1 Holder agrees that, during the period from the date hereof through the date on which this Redemption and Voting Agreement terminates in accordance with Section 5 (such period, the “Restricted Period”), except as contemplated by the Business Combination Agreement and the Transactions, it shall not, and shall cause its Affiliates not to, without the Issuer’s prior written consent (which consent may be given or withheld by the Issuer in its sole discretion): (i) offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Covered Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Covered Shares held by Holder (except in connection with voting by proxy at a meeting of stockholders of the Issuer as contemplated by Section 1.2 of this Redemption and Voting Agreement); or (iii) permit to exist any Lien with respect to any or all of the Covered Shares other than those created by this Redemption and Voting Agreement; provided, that any Lien with respect to Covered Shares that would not prevent, impair or delay Holder’s ability to comply with the terms and conditions of this Redemption and Voting Agreement shall be permitted and will not be deemed to violate the restrictions contained above. Notwithstanding the foregoing, this Section 3.1 shall also not prohibit a Transfer of Covered Shares by Holder to an Affiliate of Holder; provided, that such Transfer shall be permitted only if, prior to or in connection with such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to the Issuer, to assume all of the obligations of Holder hereunder and to be bound by the terms of this Redemption and Voting Agreement. Any transfer in violation of this Section 3.1 shall be null and void ab initio.

3.2 In the event of a stock dividend or distribution, or any change in the Covered Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in such transaction. Holder agrees, while this Redemption and Voting Agreement is in effect, to notify the Issuer promptly in writing (including by e-mail) of the number of any additional Covered Shares acquired by Holder, if any, after the date hereof.

3.3 Holder agrees, while this Redemption and Voting Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Redemption and Voting Agreement inaccurate in any material respect or have the effect of preventing or disabling Holder from performing its obligations under this Redemption and Voting Agreement

3.4 Holder agrees with, and covenants to, the Issuer that Holder shall not request that the Issuer register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Covered Shares during the term of this Redemption and Voting Agreement without the prior written consent of the Issuer, in its sole discretion, other than pursuant to a transfer permitted by Section 3.1.

3.5 Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which it is not permitted to accomplish directly under this Redemption and Voting Agreement pursuant to provisions of this Redemption and Voting Agreement that have not been terminated pursuant to Section 4.

ARTICLE IV
Termination.

4.1 This Redemption and Voting Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) the Effective Time, provided, that Holder has complied with its obligations pursuant to Section 1 hereto (ii) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms and (iii) upon the mutual written agreement of each of the parties hereto to terminate this Redemption and Voting Agreement; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at Law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Holder of the termination of the Business Combination Agreement promptly after the termination of such agreement.

ARTICLE V
Miscellaneous

5.1 Each of the parties hereto acknowledges that the Issuer and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Redemption and Voting Agreement. Prior to the Effective Time, each of the parties hereto agrees to promptly notify the other parties hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party set forth herein are no longer accurate in all material respects.

5.2 Each of the Issuer and Holder is entitled to rely upon this Redemption and Voting Agreement and is irrevocably authorized to produce this Redemption and Voting Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

5.3 Each of the parties hereto shall pay all of their respective expenses in connection with this Voting and Redemption Agreement and the transactions contemplated herein.

(a) Each of Holder and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Redemption and Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

5.4 Notices. All notices and other communications under this Redemption and Voting Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or e-mail addresses (or to such other address or e-mail address as a party may have specified by notice given to the other party pursuant to this provision):

if to Holder, to such address or addresses set forth on the signature page hereto;

if to the Issuer, to:

TWC Tech Holdings II Corp.

Four Embarcadero Center, Suite 2100

San Francisco, California 94111

Attention:	Rufina Adams
Email:	rufina@truewindcapital.com

with a copy (which will not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:	Atif I. Azher Naveed Anwar
Email:	aazher@stblaw.com naveed.anwar@stblaw.com

5.5 Entire Agreement. This Redemption and Voting Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

5.6 Modifications and Amendments. This Redemption and Voting Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Issuer and Holder.

5.7 Assignment. This Redemption and Voting Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Redemption and Voting Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

5.8 Governing Law. This Redemption and Voting Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Redemption and Voting Agreement or the negotiation, execution or performance of this Redemption and Voting Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Redemption and Voting Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Redemption and Voting Agreement or the negotiation, execution or performance of this Redemption and Voting Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Redemption and Voting Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Redemption and Voting Agreement or the negotiation, execution or performance of this Redemption and Voting Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Redemption and Voting Agreement) in the Delaware Court of Chancery or in the Delaware Supreme Court or the United States District Court for the District of Delaware, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth in Section 5.2 shall be effective service of process for any suit, action or proceeding brought in any such court.

5.9 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS REDEMPTION AND VOTING AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS REDEMPTION AND VOTING AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS REDEMPTION AND VOTING AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

5.10 Severability. If any provision of this Redemption and Voting Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Redemption and Voting Agreement will remain in full force and effect. Any provision of this Redemption and Voting Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.11 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Redemption and Voting Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Redemption and Voting Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Redemption and Voting Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.12 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Redemption and Voting Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) there is adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Redemption and Voting Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

5.13 Headings and Captions. The headings and captions of the various subdivisions of this Redemption and Voting Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.14 Counterparts. This Redemption and Voting Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

ARTICLE VI
Consent to Disclosure

6.1 Holder hereby consents to the publication and disclosure in any (i) Form 8-K filed by the Issuer with the SEC in connection with the execution and delivery of the Business Combination Agreement and the Proxy Statement/Registration Statement or (ii) other documents or communications provided by the Issuer to any Governmental Authority or to securityholders of the Issuer, in each case, to the extent required by the federal securities Laws or the SEC or any other securities Law authorities, of Holder’s name or identity and of Holder’s beneficial ownership of Covered Shares and the nature of Holder’s commitments, arrangements and understandings under and relating to this Redemption and Voting Agreement and, if deemed appropriate by the Issuer, a copy of this Redemption and Voting Agreement. Holder will promptly provide any information reasonably requested by the Issuer for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Business Combination Agreement (including filings with the SEC).

ARTICLE VII
Release

7.1 Effective as of the consummation of the SPAC Stockholder Redemptions with respect to the Covered Shares, the Holder generally, irrevocably, unconditionally and completely releases and forever discharges the Issuer and its former, current and future direct or indirect equityholders, and controlling persons, shareholders, members, general or limited partners, subsidiaries, Affiliates, officers, directors, managers, trustees, employees, counsel, accountants, agents, financial advisers, consultants, insurers, heirs, administrators and executors of any of the foregoing, and its and their respective successors and assigns (collectively, “Issuer Released Parties”), from any and all disputes, claims, charges, losses, amounts owed, assessed interest, penalties, damages, taxes, costs, expenses, controversies, demands, rights, liabilities, suits, proceedings, actions or causes of action of every kind and nature (collectively, “Claims”) that the Holder has had in the past, now has or might have, whether known or unknown, arising out of or relating to the Issuer’s Governing Documents or Business Combination Agreement or the transactions contemplated thereby, including the SPAC Stockholders’ Meeting (other than the right to receive the applicable portion of the SPAC Stockholder Redemption Amount in connection with electing to exercise the SPAC Stockholder Redemption with respect to the Holder’s Covered Shares). The Holder hereby agrees that the Holder shall not and shall cause any controlled Affiliates not to initiate or file any lawsuit of any kind whatsoever or any complaint or charge against the Issuer or any of the other Issuer Released Parties with respect to the matters released and discharged hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and Holder has executed or caused this Redemption and Voting Agreement to be executed by its duly authorized representative as of the date set forth below.

TWC TECH HOLDINGS II CORP.

By:
Name:
Title:

Accepted and agreed this 8th day of April, 2021.

HOLDER:

Signature of Holder:	Signature of Joint Holder, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Covered Shares:

[Signature Page to Redemption and Voting Agreement]